As filed with the Securities and Exchange Commission on July 31, 2020    Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________
SYSTEMAX INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	11-3262067 (I.R.S. Employer Identification Number)
11 Harbor Park Drive
Port Washington, NY 11050
(Address of Principal Executive Offices, Zip Code)
_______________
Systemax Inc. 2020 Omnibus Long-Term Incentive Plan
(Full Title of the Plan)
_______________
Eric M. Lerner, Esq.
Senior Vice President and General Counsel
11 Harbor Park Drive
Port Washington, NY 11050
(Name and Address of Agent for Service)

(516) 608-7000
(Telephone Number, Including Area Code,
of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer 	Accelerated filer ☑
Non-accelerated filer 	Smaller reporting company 
Emerging growth company 

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (par value $0.01 per share) to be issued under the Systemax Inc. 2020 Omnibus Long-Term Incentive Plan	7,500,000	$19.31 (2)	$144,825,000.00 (2)	$18,798.28
(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock, par value $0.01 per share (the "Common Stock"), that become issuable under the Systemax Inc. 2020 Omnibus Long-Term Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $19.31, the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on July 27, 2020.

SYSTEMAX INC.
REGISTRATION STATEMENT ON FORM S-8
PART I
Item 1.  Plan Information.*
Item 2. Registration Information and Employee Plan Annual Information.*
*The documents containing the information required by Part I of Form S-8 will be sent or delivered to the participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the instructions to Form S-8, such documents are not being filed as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Systemax Inc. 2020 Omnibus Long-Term Incentive Plan are available without charge by contacting:
Systemax Inc.
11 Harbor Park Drive
Port Washington, NY 11050
Attn: Investor Relations
Tel: (516) 608-7000

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation by Reference.
Systemax Inc. (the “Company” or the “Registrant”) is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance therewith, files reports and other information with the SEC. The following documents are incorporated herein by reference:
(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 13, 2020.
(b) The Company’s Current Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on May 5, 2020.
(c) The Company’s Current Reports on Form 8-K filed with the SEC on February 25, 2020, April 28, 2020, June 3, 2020 and July 28, 2020.
(d) The description of the Company’s Common Stock set forth in the Company’s Registration Statement on Form 8-A, as amended (file no. 00113792) filed on June 1, 1995, including any subsequent amendment or report filed for the purpose of updating that description.
In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of such documents deemed not to be filed) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filings of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
None.
Item 6. Indemnification of Directors and Officers.
Under Section 145 of the Delaware General Corporation Law, or the DGCL, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses, including attorneys' fees, as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. Under the Registrant’s Certificate of Incorporation, as amended, the Registrant is required to indemnify its directors and officers to the fullest extent permitted by Delaware law.
The Company currently maintains officers’ and directors’ liability insurance with a policy limit of $20,000,000 insuring its officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring the Company under certain circumstances, in the event that indemnification payments are made by the Company to such officers and directors.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.
Exhibit
Number  Description

4.1	Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to Registrant’s Registration Statement on Form S-1) (Registration No. 33-92052).

4.2	Certificate of Amendment of Certificate of Incorporation of the Company (incorporated by reference to the Company’s report on Form 8-K dated May 18, 1999).

4.3	Amended and Restated By-laws of the Company (effective as of December 29, 2007, incorporated by reference to the Company’s annual report on Form 10-K for the year ended December 31, 2007).

4.4	Amendment to the Bylaws of the Company (incorporated by reference to the Company’s report on Form 8-K dated March 3, 2008).

4.5	Stockholders Agreement (incorporated by reference to the Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 1995).

5.1	Opinion of Akerman LLP.*

10.1	Registrant’s 2020 Omnibus Long-Term Incentive Plan (incorporated herein by reference to Registrant’s Proxy Statement filed on April 22, 2020).+

23.1	Consent of Counsel to be named in the Registration Statement (reference is made to Exhibit 5.1 to this Registration Statement which contains a copy of this Consent).*

23.2	Consent of Ernst & Young LLP*

* filed herewith
+ compensatory plan or arrangement

Item 9. Undertakings.
1)The undersigned Registrant hereby undertakes:
a)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and,
iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided , however , that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
b)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
c)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
2)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port Washington, State of New York, on this 28th day of July 2020.

SYSTEMAX INC.

By:	/s/ Barry Litwin
Barry Litwin
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Eric Lerner, with full power of substitution and full power to act, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any and all registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933 (including post-effective amendments) to register additional securities and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Leeds	Executive Chairman and Director	July 29, 2020
Richard Leeds
July 29, 2020
/s/ Bruce Leeds	Vice Chairman and Director
Bruce Leeds
July 29, 2020
/s/ Robert Leeds	Vice Chairman and Director
Robert Leeds

/s/ Barry Litwin	Chief Executive Officer	July 28, 2020
Barry Litwin	and Director
(Principal Executive Officer)

/s/ Thomas Clark	Senior Vice President and Chief Financial Officer	July 29, 2020
Thomas Clark	(Principal Financial Officer)

/s/ Thomas Axmacher	Vice President and Controller	July 29, 2020
Thomas Axmacher	(Principal Accounting Officer)

/s/Chad M. Lindbloom	Director	July 31, 2020
Chad M. Lindbloom

/s/ Paul S. Pearlman	Director	July 28, 2020
Paul S. Pearlman

/s/Lawrence Reinhold	Director	July 29, 2020
Lawrence Reinhold

/s/ Robert D. Rosenthal	Director	July 28, 2020
Robert D. Rosenthal

EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Systemax Inc. 2020 Omnibus Long-Term Incentive Plan of our reports dated March 13, 2020, with respect to the consolidated financial statements of Systemax Inc. and the effectiveness of internal control over financial reporting of Systemax Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
July 31, 2020